(V27) Vanguard Index Funds - Vanguard Total Stock Market Index Fund
(a) Statement of Net Assets (as of April 2015) (All Share Classes)	USD= 109.75	as of 4/30/16

			(As of the end of April 2016)
			JPY (in thousands
		US$	except column V)
I. Total Assets		427,063,872,199	46,870,259,974
II Total Liabilities		3,701,892,352	406,282,686
III. Total Net Assets (I - II)	*	423,361,979,847	46,463,977,288
IV. Total Number of Shares Outstanding	**	7,015,449,271	Shares
V. Net Asset Value per Share (III / IV)	***	60.35	7

* Total Net Assets for Investor Shares = $ 97,313,898,943
** Total Number of Shares Outstanding for Investor Shares = 1,895,687,596
*** Net Asset Value per Share for Investor Shares = 51.33

[for performance report]		(As of the end of December 2015)
			JPY (in thousands
		US$	except column V)
I. Total Assets		405,337,654,834	44,485,807,618
II Total Liabilities		(4,686,598,278)	(514,354,161)
III. Total Net Assets (I - II)	*	410,024,253,112	45,000,161,779
IV. Total Number of Shares Outstanding	**	6,728,304,295	Shares
V. Net Asset Value per Share (III / IV)	***	60.94	6,688

* Total Net Assets for Investor Shares = $ 96,322,637,804
** Total Number of Shares Outstanding for Investor Shares = 1,896,992,122
*** Net Asset Value per Share for Investor Shares = $ 50.78